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                                                                      EXHIBIT 12

                         THERMADYNE HOLDINGS CORPORATION
                    COMPUTATION OF EARNINGS TO FIXED CHARGES
                                 (IN MILLIONS)

                                                                                                                     Reorganized
                                                                        Predecessor Company                            Company
                                                  ----------------------------------------------------------------   ------------
                                                                                                      Five Months    Seven Months
                                                            Fiscal Year Ended December 31,               Ended          Ended
                                                  ------------------------------------------------       May 31,     December 31,
                                                    1999          2000        2001         2002           2003           2003
                                                  ---------    ---------    ---------    ---------    ------------   ------------
Earnings (loss):
   Income (loss) before income tax provision      $   (25.5)   $   (74.8)   $   (48.8)   $   (12.9)   $      571.9   $      (13.7)
   Fixed charges                                       78.4         86.9         82.7         24.6             9.7           11.2
                                                  ---------    ---------    ---------    ---------    ------------   ------------
     Earnings (loss)                              $    52.9    $    12.1    $    33.9    $    11.7    $      581.6   $       (2.5)
                                                  =========    =========    =========    =========    ============   ============

Fixed charges:
   Interest expense                               $    72.4    $    81.4    $    76.4    $    22.6    $        8.8   $        9.6
   Amortization of deferred financing costs             3.6          3.3          4.4            -               -            0.3
   Estimate of interest within rental expense           2.4          2.2          1.9          2.0             0.9            1.3
                                                  ---------    ---------    ---------    ---------    ------------   ------------
   Fixed charges                                  $    78.4    $    86.9    $    82.7    $    24.6    $        9.7   $       11.2
                                                  =========    =========    =========    =========    ============   ============

   Ratio of earnings to fixed charges                     -            -            -            -            60.0              -
                                                  =========    =========    =========    =========    ============   ============

   Excess of fixed charges over earnings          $   (25.5)   $   (74.8)   $   (48.8)   $   (12.9)              -   $      (13.7)

                                                   Pro Forma
                                                  ------------
                                                  Fiscal Year
                                                     Ended
                                                  December 31,
                                                      2003
                                                  ------------
Earnings (loss):
   Income (loss) before income tax provision      $      (14.4)
   Fixed charges                                          24.3
                                                  ------------
     Earnings (loss)                              $        9.9
                                                  ============

Fixed charges:
   Interest expense                               $       21.1
   Amortization of deferred financing costs                1.0
   Estimate of interest within rental expense              2.2
                                                  ------------
   Fixed charges                                  $       24.3
                                                  ============

   Ratio of earnings to fixed charges                        -
                                                  ============

   Excess of fixed charges over earnings          $      (14.4)
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